Exhibit 10.1

American Media Operations, Inc.

5401 Northwest Broken Sound Blvd.

Boca Raton, Florida 33487

WEEKLIES / AMI COUNTRY MUSIC	June 11, 2002

DESCRIPTION

This Agreement by and between R.R. Donnelley & Sons Company (“Donnelley”) and American Media, Inc. (“Publisher”) covers the production of fifty-two (52) issues of the NATIONAL ENQUIRER, STAR, THE GLOBE, THE SUN, THE EXAMINER and WEEKLY WORLD NEWS Magazines, twenty-six (26) issues, per year, of COUNTRY WEEKLY and MIRA Magazines and twelve (12) issues, per year, of AUTO WORLD WEEKLY Magazine, and “SPECIALS”, as requested from time to time by Publisher (the “Magazines”) for a period of thirteen (13) years, commencing with June, 2002 production and continuing through completion of all December, 2015 production. This Agreement also covers the production of six (6) issues, per year, of AMI COUNTRY MUSIC, and “SPECIALS”, as requested from time to time by Publisher, (also the “Magazine”) for a period of three (3) years commencing with March, 2002 production and continuing through completion of all February, 2005 production Publisher shall have the option of extending the term of this Agreement for production of the rotogravure work for an additional three years under the existing terms and conditions of this Agreement as of December 31, 2015, unless either party gives written notice of termination on or before December 31, 2013.

Subject to the provisions set forth herein, Publisher engages Donnelley, and Donnelley shall be obligated and entitled to do or arrange for all preliminary work, cylinder or plate making, printing, stitching, loading and mailing required for the production of the magazines. Donnelley agrees to perform the work as provided herein and to furnish all necessary materials and supplies therefor except such as Publisher, pursuant to the terms hereof, agree to furnish.

TRIM SIZE

9 1/2” x 11 3/8” (untrimmed) – NATIONAL ENQUIRER, STAR, THE GLOBE, THE SUN, THE EXAMINER, MIRA, WEEKLY WORLD NEWS and SPECIALS 9” x 10 13/16” (trimmed) – COUNTRY WEEKLY and AUTO WORLD WEEKLY and “SPECIALS”

8” x 10-1/2” (trimmed) – AMI COUNTRY MUSIC and SPECIALS

***	Selected confidential information has been omitted from this Exhibit 10.1 pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

American Media, Inc. WEEKLIES / AMI COUNTRY MUSIC	Page 2 June 11, 2002

QUANTITY OF WORK TO BE PRODUCED

TITLE	PAGES
NATIONAL ENQUIRER	60 or 84
STAR	60 or 84
THE GLOBE *	48, 60, 72 or 84
THE SUN	48 or 72
THE EXAMINER	48 or 72
AUTO WORLD WEEKLY	72 or 96 + cover
WEEKLY WORLD NEWS	48 or 72
COUNTRY WEEKLY	72 or 96 + cover
MIRA	48 or 72
AMI COUNTRY MUSIC	96-128
SPECIALS	To be Determined

*	Donnelley will be capable of producing GLOBE as a 60-page product commencing no later than April 1, 2003. Publisher will begin publishing Globe as a 60-page product no later than August 1, 2003. Publisher will provide 90 days prior written notice to Donnelley before beginning such 60-page publication.

NEW OR CHANGED TITLES

In the event that Publisher publishes any other title(s) during the term of this Agreement (whether such publication is commenced by Publisher, or Publisher acquires such title(s) from another publisher), Donnelley shall be obligated and entitled to produce such new title(s) under the prices and other terms contained herein, as long as such other title(s) are similar in size, format, frequency of publication, count and medium, to the Magazines, and as long as Donnelley, exercising commercially reasonable efforts, can produce such new titles according to a schedule that is reasonably required by Publisher. Publisher shall provide Donnelley with not less than nine months notice for term work and will use best efforts to provide Donnelley with 30 days notice for spot work prior to the intended commencement of production by Donnelley and Donnelley shall begin production as soon as practicable after receipt of notice.

In the event that Publisher publishes any titles during the term of this Agreement that are not similar in size, format, frequency of publication, count and/or medium to the Magazines, Donnelley shall be entitled, but not obligated, to produce such titles for Publisher during the remaining term of this Agreement, provided that Donnelley’s prices and other terms are, in Publisher’s reasonable discretion, competitive with those offered to Publisher by other suppliers for the work.

The provisions of this section shall not be applicable in the event that Publisher acquires title(s) from another publisher and such title(s) is/are at the time of acquisition under contract(s) to another printer or such contract(s) has/have been subsequently renewed or extended. The provisions of this section shall not be applicable to the existing title(s) of an entity that acquires all or any of the Publisher’s titles.

American Media, Inc. WEEKLIES / AMI COUNTRY MUSIC	Page 3 June 11, 2002

LOCATION OF WORK

The work shall be performed by Donnelley at the following locations:

TITLE	RENO	GALLATIN	WARSAW	LANCASTER	SPARTANBURG	DANVILLE
NATIONAL ENQUIRER	X	X	X	X	X	-
STAR	X	X	X	X	X	-
THE GLOBE	X	X	X	X	X	-
THE SUN	-	X	-	-	-	-
THE EXAMINER	-	X	-	-	-	-
AUTO WORLD WEEKLY	-	-	-	-	X	-
WEEKLY WORLD NEWS	-	X	-	-	-	-
COUNTRY WEEKLY	-	-	-	-	X	-
MIRA	-	X	-	-	-	-
AMI COUNTRY MUSIC	-	-	-	-	-	X
SPECIALS		TO BE DETERMINED

Should Donnelley sell, close or otherwise dispose of one or more of the gravure manufacturing plants listed above, Donnelley will transfer the affected work to another of its manufacturing plants that is capable of performing the work and is located no further than 250 miles from the original facility. Donnelley will notify AMI of any such transfer as soon as reasonably practicable, but in no event later than the date it announces the sale, closure or other disposition to its employees. Donnelley will maintain its quality and schedule commitments to AMI before, during and after any transfer of work. Donnelley will be responsible for moving any paper owned by AMI in its possession, at no cost to AMI. There shall be no additional costs or fees to Publisher, or schedule changes resulting from any transfer.

SPECIFICATIONS AND PRODUCTION SCHEDULE

All work to be performed hereunder shall be in accordance with the specifications set forth herein or in the exhibits hereto, and completed in accordance with a production schedule, which shall be submitted for Publisher’s approval.

If at any time Publisher desires to make changes in the specifications (including pages and frequency) set forth in this Agreement or its exhibits, Donnelley will cooperate with Publisher in putting such changes into effect within a reasonable period of time. In the event any such change results in an increase or decrease in the cost of performing the work, the prices for the work shall be adjusted to fairly reflect such increase or decrease. In addition, should such change result in Donnelley’s inability to use any materials purchased for Publisher in the production of Publisher’s work, Publisher will pay Donnelley reasonable costs associated with such materials and their disposition. In the event that Donnelley reasonably determines that it cannot implement the desired changes without inordinate capital expense or material adverse effect on its operations, then Donnelley shall so notify Publisher in writing and, at Publisher’s option, Publisher may either withdraw or modify the proposed changes, or Publisher may terminate the Agreement with respect to the affected publication and shall pay applicable Termination Charges, if any.

American Media, Inc. WEEKLIES / AMI COUNTRY MUSIC	Page 4 June 11, 2002

SPECIFICATIONS AND PRODUCTION SCHEDULE (continued)

Notwithstanding the foregoing, the Publisher shall not be subject to price increases as a result of any decrease in count or any decline in the number of pages or frequency affecting any or all of the Magazines. In addition, other than as specifically set forth in the Change in Medium, Discontinuance, Sale of Publication, or Termination Charges sections, below, Publisher shall not be obligated to pay Termination Charges as a result of a decrease in count, a decline in page numbers or a decline in frequency of any of the Magazines.

Holiday double-time will be handled in the following fashion: If production, as scheduled, is to occur on a holiday, the parties will mutually agree on a revised schedule. If Publisher accepts this proposed schedule (i.e. earlier close dates) Donnelley will accommodate the new schedule with no overtime charges. If the proposed schedule is not accepted by Publisher, Donnelley will quote the additional overtime costs and said costs shall be shared equally between the two parties.

OVERTIME

If overtime is required to meet Publisher’s delivery or quantity requirements, or if Publisher should change the delivery date, quantity requirements, or any other specification that necessitates overtime after a production schedule is agreed upon, Donnelley will use its best efforts to make any necessary overtime available and will charge for such overtime at Donnelley’s then current rates. If overtime is worked due to Donnelley’s internal scheduling problems arising after a production schedule is agreed upon, and not caused by Publisher’s failure to comply with the production schedule, overtime charges will not be made. No chargeable overtime will be worked without Publisher’s prior approval, and in the absence of such approval, delivery of the work will be made as promptly as practicable consistent with Donnelley’s then available capacity.

FORECAST

To assist Donnelley in providing for Publisher’s requirements, Publisher agrees to submit a forecast once every three (3) months beginning January, 2003 showing the total requirements for work hereunder, including count, number of pages, colors, copies to be packaged and delivery dates for each issue for the next twelve (12) months. Donnelley will, within thirty (30) days of receipt of such forecasts, develop manufacturing schedules for the production of the work based on the forecasts Publisher furnishes. Publisher will notify Donnelley as promptly as practical of any significant change in forecasted requirements. It is Donnelley’s intent to provide for any changes from the Publisher’s forecast whenever possible, however, an increase in count or number of pages above that specified in the manufacturing schedules developed from Publisher’s forecasts will be subject to Donnelley’s ability to obtain materials and to schedule the increased work.

PRELIMINARY OPERATIONS

The Publisher is to furnish digital files for each page via a Wide Area Network connection to a specified directory on the designated Donnelley server and in accordance with the production schedule. The files are to be in TIFF/IT format. Each page will consist of two files, CT (Continuous Tone), and LW (LineWork). All page elements of the same type (such as CT) will be combined together into a single file of that type (CT) for each page. CT and LW files will contain full size pages. The cost of the communication link and the transmission of the files will be borne by the Publisher.

American Media, Inc. WEEKLIES / AMI COUNTRY MUSIC	Page 5 June 11, 2002

PRELIMINARY OPERATIONS (continued)

All pages are to be provided to Donnelley as single pages to the untrim size and in accordance with all other Donnelley specifications that Donnelley shall identify as necessary for the manufacturing process to be followed. Center spreads may be furnished as double page spreads provided no center cropping is required. Any additional work required on the pages such as cropping, rotation, etc. is subject to an extra charge unless previously agreed upon. It is recommended that files are furnished as compressed files with lossless compression to reduce transmission time.

File names will be provided that follow an agreed upon specification that identifies the publication, week of publication, page number, division, and revision/version. A filename extension will represent the type of file.

Electronic proofs containing multiple thumbnail image of the pages and file names will be furnished as digital files to aid in verifying the receipt of the correct pages. These thumbnail proof files will follow a separate file naming specification.

Checking of files prior to output will be limited to a cursory element check and will be performed via soft proof or hard copy proof. The Publisher will be notified by Donnelley of any defective pages and agrees to retransmit corrected pages. No editing of images will be performed. Donnelley will charge additionally at the current rates for any rework required as the result of defective furnished files.

Hard copy color proofs of sufficient quality will be supplied on an agreed upon number of pages to assist in press color match. These will be available before the press run starts.

Donnelley will store electronic data files used in the Publisher’s work until the completion of the initial production run, (or the sale date if a press delivered product) after which the date files will be erased unless otherwise agreed to and stored at prices to be quoted separately.

Cylinders will not be held after completion of printing unless confirmed by letter from Donnelley. Storage of copy furnished by Publisher beyond completion of the work will be additional.

If desired all furnished proofs will be returned immediately after completion of production of the event for which such material was used. All packing and handling of such material will be billed as an extra charge. Such material will be performed f.o.b Donnelley’s plant of manufacture.

A suitable backup communication link will be provided by the Publisher in the event of Wide Area Network failure. In addition magneto opticals will be used as backup for transferring digital files if all communication links are down.

Publisher may elect to discontinue using Donnelley’s Megacast system, as long as it provides written notice to Donnelley at least 45 days prior to the intended date for such discontinuance, and as long as any substitute method for transmitting digital data to Donnelley is compatible with Donnelley’s system.

PRESSWORK

All forms are to be carefully made ready and printed by the gravure or offset process in uniform color using good grades of ink (conforming with GAA or SWOP standards).

American Media, Inc. WEEKLIES / AMI COUNTRY MUSIC	Page 6 June 11, 2002

BILLABLE CYLINDERS

Per the manufacturing plan outlined in Exhibit E, based on the page/title combinations detailed therein, the number of billable cylinders each week will be ***. If a second set of cylinders is required in the production of COUNTRY WEEKLY Magazine in order to accommodate an advertising insert, ***. The Publisher will be liable for payment of any additional sets of cylinders (3rd, 4th, etc.) created for any reason, and any second set of cylinders created for any reason other than to accommodate an advertising insert.

CUSTOMER FURNISHED PAPER

The Publisher shall furnish f.o.b. Donnelley’s plant of manufacture all paper required for the printing of the Magazines in the weights, kinds and sizes set forth herein or as Donnelley and Publisher shall otherwise mutually agree upon, in accordance with a mutually agreeable delivery schedule and in sufficient time to meet the production schedule. All paper furnished by the Publisher shall be of good quality and with mechanical properties suitable for efficient performance of the work for which it is intended.

Paper shall be delivered to Donnelley in rolls with cores to Donnelley’s specifications, properly wrapped and wound with splices plainly flagged. Returnable cores shall remain Publisher’s property and shall be returned by Donnelley in accordance with Publisher’s directions at Publisher’s expense. Donnelley shall reimburse the Publisher for the cost of any returnable cores received by Donnelley for the work and not returned by Donnelley to the mills from which such cores were shipped.

Paper not conforming to specifications, concealed damage and defective paper shall be rejected by Donnelley, reported promptly to Publisher and held for Publisher’s instructions as to the disposition thereof. Should Publisher require Donnelley to use defective paper or paper not conforming to specifications and should Donnelley incur additional costs as a result of the use of such paper, Donnelley shall charge Publisher an amount fairly reflecting such additional costs. Without limiting the foregoing, it is agreed that roll stock causing more than a ratio of three (3) with 45” diameters or three (3) with 50” diameters, proven paper-caused web breaks per one-hundred (100) rolls of each type of stock and basis weight furnished by Publisher, within a series identified as a month’s production of the mill, shall not be considered of suitable mechanical quality and that, to the extent the paper falls below this standard, Donnelley shall be entitled to make an additional charge as set forth in Exhibit H.

Should the Publisher furnish paper which is designed for use in printing process other than that set forth in this Agreement, Donnelley will make every reasonable effort to utilize such paper, it being understood that any additional costs resulting from the use of such paper in producing an acceptable product will be the Publisher’s responsibility.

Donnelley shall further submit to the Publisher written reports regarding any defective paper or paper received in a damaged condition as soon as reasonably practicable after the damage shall have been discovered. In the case of any paper received in a damaged condition, Donnelley shall prepare affidavits describing such damage for the Publisher. Donnelley shall give the Publisher all such assistance as Publisher may reasonably request to assist the Publisher in recovering for such damage or defect.

CUSTOMER FURNISHED PAPER USAGE

Donnelley will provide a weekly statement of furnished paper consumed for the weekly titles and a per issue statement for non-weekly titles.

***	Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

American Media, Inc. WEEKLIES / AMI COUNTRY MUSIC	Page 7 June 11, 2002

CUSTOMER FURNISHED PAPER ACCOUNTING

Donnelley shall make the first accounting of paper 60 days after completion of the first year of production with respect to the paper consumed in the production of the Magazines during such production period. Annually thereafter, Donnelley shall make a similar accounting for all paper furnished by Publisher for publications produced and delivered during the preceding twelve (12) month period. Said annual accounting is to be made available on or about sixty (60) days after completion of the twelve (12) month period during which time Publisher shall supply Donnelley such information as may be needed to determine the average price of said paper. Should the total paper consumption during any such period exceed the paper requirements specified herein, adjusted for light and/or heavy paper, Donnelley shall pay publisher for such excess at the average cost of said paper to Publisher, provided such excess consumption shall not be due to defects in the paper to the condition in which it shall have been delivered. Should the total paper consumption during any such period be less than the paper requirements specified herein, adjusted for light and/or heavy paper, Publisher shall pay Donnelley an amount equal to *** the cost of said paper so saved at the average cost of the paper used. The value of underconsumption, if any, of one kind of paper shall be credited against the overconsumption, if any, of other kinds of paper. Any paper Donnelley does not use in the production of the work, excluding manufacturing waste, shall remain Publisher’s property. Manufacturing waste shall become Donnelley property.

FREIGHT CLAIMS FOR PAPER

Donnelley shall promptly notify Publisher in writing of any transit damage waste occurring before delivery to Donnelley. In connection with any such claim, Donnelley will file appropriate claims with the paper supplier on Publisher’s behalf. Donnelley’s obligation is limited as set forth above. If, at any time, Donnelley shall find any paper to be defective and not useable under the Agreement, Donnelley shall promptly give written notice thereof to the Publisher. If the defects are not caused by Donnelley, any such paper shall be eliminated from total paper used in calculating the waste percentages referred to herein.

CUSTOMER FURNISHED PAPER STORAGE

Donnelley shall provide storage space without additional charge for blank roll paper stock delivered by Publisher for the work under this Agreement for the current issue in production or to be produced, plus the next succeeding forecasted issue. The storage in any roto gravure plant is not at any time to exceed the amount equivalent to that used for printing *** issues as defined by Exhibit J. The storage for AMI COUNTRY MUSIC is not to at anytime exceed the amount equivalent to that used for printing *** issues. In March of each year during the term of this Agreement, Publisher shall provide Donnelley a projection of the paper tonnage it expects Donnelley to store pursuant to this clause. Exhibit J will be updated accordingly as needed.

If Publisher requires storage of paper in excess of that provided herein above, Donnelley will charge for such additional paper as follows: On the last day of every month throughout the term of this Agreement Donnelley will inventory the amount of paper stored and if there is excess tonnage, the amount of tonnage in excess of allowed will be assessed with the Excess Paper Storage rate listed in Exhibits A and A.1.

***	Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

American Media, Inc. WEEKLIES / AMI COUNTRY MUSIC	Page 8 June 11, 2002

STITCHING, MAILING AND BUNDLING

Donnelley will gather, saddlewire stitch and trim flush three sides up to *** sections (including cover) of COUNTRY WEEKLY and AUTO WORLD WEEKLY and up to *** sections (including cover) of AMI COUNTRY MUSIC for delivery upon completion f.o.b. our plant of manufacture. All bind-in cards will be trimmed at the foot.

For your patent bound work, we will gather, adhesive bind, affix a cover to the backbone and trim flush three sides up to *** sections. Each copy shall caliper between 1/8” minimum and 1/2” maximum in thickness at the center of the head or foot measured on the bound book before the cover is affixed. Penalties will be billed for thin/thick books. It is understood that the first and last signatures of each copy of each issue shall contain eight or more pages unless other specifications and prices are mutually agreed upon. Delivery of copies will be upon completion f.o.b. our plant of manufacture.

All furnished card inserts, special inserts, subscription order cards or other material furnished for binding shall be delivered f.o.b. our plant of manufacture by you in time to meet the production schedule and in a manner that we reasonably specify. Such furnished material shall also conform to our specifications, including size, which will permit inserting and binding without undue interference with the normal performance of the machine or extra costs will be charged i.e. makereadies and equipment slowdowns. All such material shall be furnished to meet the net quantity of copies ordered to be bound for the issue plus an allowance for binding spoilage which we shall reasonably specify.

Publisher shall be responsible, if necessary, for establishing an account at the U.S. Post Office with sufficient funds to cover mailing.

Nothing herein contained shall require Donnelley to do any thing in violation of the United States Postal Laws, regulations or procedures.

The newsstand copies will be shrink wrapped in bundles of 100, in turns of 50 or in bundles of 50, (up to 40# per bundle and in accordance with Donnelley’s machine specifications). Publisher’s furnished labels will be affixed for delivery f.o.b. Donnelley’s plant of manufacture.

Donnelley’s prices are based on stitching, mailing or bundling in a single lot per issue.

Certain copies for miscellaneous distribution such as back issue copies, expire copies, preferred lists or others that may be required from time to time, shall be bundled, wrapped, packed or inserted into envelopes and mailed or shipped as directed by Publisher. Donnelley shall make a charge which shall fairly compensate it for such work.

All postage, permits, freight or other charges shall be paid by Publisher.

FREIGHT

Unless Publisher requests otherwise, Donnelley will arrange for shipment of Publisher’s furnished materials from Donnelley’s plant of manufacture. In such event, Publisher shall pay all distribution charges, and Donnelley shall be entitled to retain any brokerage commissions or other service charges earned by it or its wholly owned subsidiaries.

***	Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

American Media, Inc. WEEKLIES / AMI COUNTRY MUSIC	Page 9 June 11, 2002

NEWSSTAND SHORTAGES

As shortages occur during the term of this Agreement, Publisher shall provide Donnelley with an accounting of shortages in newsstand bundles received during the previous six month period. Thereafter, Donnelley shall credit Publisher’s account in an amount equal to the cost of manufacturing, ink and paper attributable to that number of copies. Notwithstanding the foregoing, in the event there is a significant shortfall at any time during the six-month period, Publisher shall immediately notify Donnelley.

OVERRUNS AND UNDERRUNS

Variations in quantity of *** percent more or less than quantities ordered for gravure titles and *** percent more or less than quantities ordered for AMI COUNTRY MUSIC will constitute acceptable delivery, and the price will be adjusted at the over/under delivery per thousand copy price. If the work involves more than one version, the over/under percent for each version shall depend upon ordered quantity of that version, as separately quoted.

MATERIALS AND PURCHASED SERVICES

Unless otherwise provided, Donnelley will supply the materials (paper, ink, binding materials, etc.) or purchased services specified herein or their equivalents. It is understood and agreed that should Donnelley be unable to obtain such materials or services or their equivalents in necessary quantities, the parties shall select mutually agreeable substitute materials or services. Should the use of such substitute materials or services increase or decrease the cost of performing the work, the prices will be adjusted to fairly reflect any such increase or decrease in cost. Should any volume or trade discounts be earned on materials or services, they will be retained by Donnelley. All scrap and by-products will become Donnelley’s property.

STORAGE

Unless otherwise specified, the prices in this Agreement contain no storage of paper, other materials, and work in process or finished goods beyond the production schedule span. If Publisher delays completion of the work or postpones delivery of finished goods beyond the date specified in the production schedule, or if Publisher’s furnished materials arrive prior to the dates specified in the production schedule, storage will be charged at the prevailing rates for each month, up to twelve months, the finished goods, work in process or furnished materials remain in Donnelley’s possession. Such rate will be doubled for each month after the first twelve months of storage. If, following the eighteenth month of storage, Donnelley receives no direction from Publisher as to the disposition of the stored items, such items will be destroyed.

***	Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

American Media, Inc. WEEKLIES / AMI COUNTRY MUSIC	Page 10 June 11, 2002

EDITING OF COPY

The price quoted does not, unless otherwise stated, include the editing of copy.

PRICES

Publisher shall pay Donnelley for the work at the prices in effect pursuant to this Agreement set forth in Exhibit A and Exhibit A.1, retroactive to June 1, 2002.

CREDITS

Donnelley agrees to issue credits to Publisher on a weekly basis, retroactive to June 1, 2002 in the amounts set forth in Exhibit K. The Weekly Credits will continue to the earlier of Globe’s regular page count becoming 60 pages or August 1, 2003. The Weekly Credit is based on a weekly print order for *** totaling *** copies. It is agreed that the Weekly Credit will be adjusted upward or downward in relation to the base print order of *** copies on a simple percentage basis, such that if the print order increases or decreases by ***% the Weekly Credit will increase or decrease by ***%.

For purposes of this section, Donnelley shall make and provide to Publisher an accounting on January 15th of each year during the term of this Agreement, setting forth the number of expanded issues of the *** produced by it in the preceding calendar year. If the accounting indicates that Donnelley has produced less than the number of expanded issues of each *** listed in Exhibit K, then Publisher shall be obligated to pay Donnelley the amounts set forth in Exhibit K.

PRICE ADJUSTMENTS

The fixed prices for ink and any purchased services stated in this Agreement or its exhibits are based upon the costs of ink, printed area, format size and purchased services as of June 1, 2002 and will be adjusted based upon announced price increases or decreases of Donnelley’s ink suppliers, or any change in format size and resulting change in printed area, or in the case of purchased services, based upon changes in market prices for such services. Should any change become effective after part of the work has been performed, such adjustments shall apply only to that work produced after such change. Any increase or decrease in ink prices will be passed on to Publisher only for ink actually purchased at the new price which is used in producing Publisher’s magazines. If Donnelley uses both ink purchased at the old price, and ink purchased at the new price, for any particular issue, Publisher will be charged an average of the old and new prices.

The manufacturing prices, which include binding and disposition materials, stated in this Agreement shall be adjusted on *** of each year during the term, beginning on *** (“the date of adjustment”) as follows: In *** of each year during the term of this Agreement, Donnelley will calculate the percentage of change in the Consumers Price Index (“the CPI”) from the fifteenth month preceding the date of adjustment to the third month preceding the date of adjustment. Should this calculation show that there has been an increase in the CPI, then effective on the date of adjustment, all of the manufacturing prices shall be increased by *** percent (***%) of the percentage of increase in the CPI. Should this calculation show that there has been no change in the CPI, or that the CPI has decreased, then no change shall be made in the manufacturing prices for the next twelve months. In such event, at the next date of adjustment at which the forgoing calculation indicates an increase in the CPI, the percentage of change in the CPI for the purpose of determining the price adjustment hereunder, if any, will be calculated from the CPI upon which the last adjustment of manufacturing prices was based. For purposes of this paragraph the CPI means the Consumers Price Index (1982-84=100), All Urban Wage Earners and Clerical Workers, U.S. City Average, published monthly by the Bureau of Labor Statistics, U.S. Department of Labor. If the CPI as defined is revised or discontinued, the calculation described herein shall be made using the price index with which the Bureau of Labor Statistics replaces it.

***	Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

American Media, Inc. WEEKLIES / AMI COUNTRY MUSIC	Page 11 June 11, 2002

TAXES

Publisher shall indemnify Donnelley in connection with any sales, retailers’ occupation, service occupation, value added or use tax imposed on account of this transaction. Donnelley shall be responsible for any taxes imposed on account of its operations during the terms of this Agreement.

PRICE REDUCTIONS

On *** and ***, Donnelley will reduce the then-current manufacturing prices, excluding ink, shrink wrap and other materials supplied by Donnelley, in Exhibit A by *** percent (***%), for all work produced after those dates.

TERMS OF PAYMENT

Invoices will be due net cash *** from Publisher’s receipt of invoice which Donnelley will send by overnight delivery service; if paid with in *** an early payment discount of ***% may be taken. The early payment discount will only apply if payment has been received in an account designated by Donnelley no later than *** after Publisher’s receipt of invoice. Publisher agrees to reimburse Donnelley promptly for discounts it takes and to which it is not entitled because it does not pay within the time period specified in this section. Charges for any subsequent binding lots will be invoiced upon completion with terms of net cash *** from Publisher’s receipt of invoice, which Donnelley will send by overnight delivery service.

CREDIT REVIEW

If Publisher delays completion of manufacture beyond the period contemplated by the production schedule or if partial shipment is made prior to the completion of the entire quantity, interim billing may be made.

The above provisions may (i.e., the Terms of Payment) be reviewed by Donnelley and should there be a substantial adverse and material change in Publisher’s credit standing that is likely to affect its ability to perform under this Agreement, or in the event that Publisher repeatedly fails to comply substantially with terms of payment, after Publisher has been provided written notice and a reasonable opportunity to cure, Donnelley will have the right to change terms of payment, and Donnelley’s obligation to perform further work will be subject to reaching mutual agreement on revised terms. For purposes of this Credit Review clause, Publisher’s failure to pay invoices or portions of invoices that are the subject of a good faith billing dispute shall not be considered a failure to comply with the terms of payment.

The *** percent discount set forth in the Terms of Payment clause, above, will continue to be offered in conjunction with any such revised terms.

DISPUTES

Should any portion of an invoice become disputed, Publisher agrees to pay the undisputed portion according to its terms and Publisher will notify Donnelley promptly of the dispute. Both parties agree to use their best efforts to resolve the disputed portion of such invoice within thirty (30) days of learning of the dispute.

***	Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

American Media, Inc. WEEKLIES / AMI COUNTRY MUSIC	Page 12 June 11, 2002

INTEREST AND COLLECTION COSTS

Donnelley’s obligation to perform work hereunder is subject to prompt payment of all invoices pursuant to the terms of this and other agreements Donnelley may have with Publisher. Should any invoice issued hereunder become past due, Publisher agrees to pay interest at the rate of *** percent (***%) per month, or the lawful limit if less, on all amounts past due, except those items which are the subject of a good faith dispute. Progress billing of interest due or failure to bill for interest due shall not constitute a waiver of Donnelley’s right to charge interest on all amounts past due to the date payment is received.

The Prevailing Party in an action disputing payment of invoices shall be entitled to reasonable costs, including reasonable attorneys’ fees. For purposes of this Agreement, Donnelley shall be considered the “Prevailing Party” if it recovers at least 50% of the original amount in dispute. Should Donnelley recover 25% or less of the original amount in dispute, then Publisher shall be deemed “Prevailing Party” and Donnelley shall pay Publisher’s reasonable costs, including reasonable attorneys’ fees. Should Donnelley recover more than 25% but less than 50% of the original amount in dispute, each party shall pay its own costs, including attorneys’ fees.

LIEN ON PROPERTY

As security for payments of any sum due or to become due us under the terms of this Agreement, Donnelley shall have the right, if necessary, to retain possession of, and to file a lien on all property owned by Publisher and in Donnelley’s possession, and all work in process and undelivered work.

BANKRUPTCY

If either party shall be adjudicated a bankrupt, institute voluntary proceedings for bankruptcy or reorganization, make an assignment for the benefit of its creditors, apply for or consent to the appointment of a receiver for it or its property, or admit in writing its inability to pay its debts as they become due, the other party may terminate this Agreement by written notice. Any such termination shall not relieve either party from any accrued obligations hereunder. In the event that Donnelley terminates this Agreement under this clause, Publisher shall be liable for the termination charges set forth in Exhibit G. In the event that Publisher terminates this Agreement under this clause, Publisher shall not be liable for any termination charges.

GUARANTEE AND LIMITATION OF LIABILITY

Donnelley will perform the work in a good and workmanlike manner and in accordance with the specifications and production schedule.

Except in the event of intentional misconduct on the part of either party and except as to the Indemnification provision herein, the parties agree that in no event shall they be liable to each other for any indirect, incidental, special, consequential, lost profits or any other similar type of damage arising out of, resulting from, or in any way relating to this Agreement.

Provided, however, that nothing in this section shall prevent Donnelley from recovering on invoices for goods and services provided by it under this Agreement, or from recovering profits as defined as payment for Publisher’s work it would have performed under this contract but did not perform because of Publisher’s breach of this Agreement.

***	Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

American Media, Inc. WEEKLIES / AMI COUNTRY MUSIC	Page 13 June 11, 2002

GUARANTEE AND LIMITATION OF LIABILITY (continued)

Donnelley guarantees that the completed products produced by it hereunder shall be of a standard of quality at least equal to that exemplified by samples of each title mutually selected by the parties from time to time, as long as all Publisher-furnished materials conform to the specifications set forth herein.

To the extent Publisher incurs increased distribution costs as a result of Donnelley’s default of its obligations under this Agreement, Donnelly shall be liable for the commercially reasonable excess freight charges incurred by Publisher to meet on sale requirements, provided Publisher uses commercially reasonable efforts and cannot meet said requirements without incurring additional charges.

Donnelley acknowledges that Publisher’s work is completed on a 52-week per year cycle and Donnelley guarantees that its obligations to complete Publisher’s work will not be compromised during Donnelley’s catalog season.

In the event that Publisher makes a cash rebate, allows a credit to an advertiser, or agrees to rerun an advertisement without charge because of a mechanical or similar defect which affects the accuracy, position or readability of an advertisement, or because of a significant quality deficiency in the reproduction of such advertisement, and if such defect shall be due to Donnelley’s fault or error, then Donnelley shall credit Publisher in an amount equal to the price charged by it for producing such defective advertisement. Such credit will include a proportionate share of the prices for cylinders, presswork, ink, disposition, mailing and paper, based upon the portion of the work represented by the advertisement.

RIGHT TO ADEQUATE ASSURANCE OF PERFORMANCE

Donnelley acknowledges that timely performance of its obligations hereunder is critical to the success of Publisher’s business and that Publisher has an expectation of due performance by Donnelley hereunder. Accordingly, if Publisher at any time has reasonable grounds for insecurity as to Donnelley’s willingness or ability to perform, Publisher may in writing state the basis for its concerns and demand from Donnelley adequate assurance of Donnelley’s future performance hereunder. Donnelley shall respond within 30 days and shall provide a business plan that specifically addresses Publisher’s concerns. If Donnelley fails to respond in 30 days, or if the assurance of performance is not reasonably adequate under the circumstances, Publisher may terminate this Agreement for cause pursuant to the Termination for Cause provision of this Agreement. In the event that Donnelley disputes Publisher’s right to terminate under this provision, the issue of Publisher’s right to terminate shall be submitted to binding arbitration, as set forth in the Arbitration section, below.

INDEMNIFICATION

Donnelley shall defend, indemnify and hold harmless AMI, its subsidiaries, affiliates, directors, officers and employees from and against any and all claims, losses, damages, judgments, costs (including reasonable attorney fees) and other reasonable expenses and from liability to third parties arising from, or in connection with and from liability to third parties arising from, or in connection with any claimed or alleged libel, obscenity, invasion of civil rights, invasion of privacy, copyright infringement, violation of trademark, trademark dilution, or any other claim, including but not limited to text, illustration, advertising or any other subject matter, arising from any services provided by Donnelley (“AMI Infringement Claims”) provided such claims are based on matters which were not contained in the copy or other materials provided to Donnelley and are based on any unauthorized deletions, omissions, errors, changes or additions to such copy or other materials by Donnelley.

American Media, Inc. WEEKLIES / AMI COUNTRY MUSIC	Page 14 June 11, 2002

INDEMNIFICATION (continued)

Publisher shall defend, indemnify and hold harmless Donnelley, its subsidiaries, affiliates, directors, officers and employees from and against any and all claims, losses, damages, judgments, costs (including reasonable attorney fees) and other reasonable expenses and from liability to third parties arising from, or in connection with any claimed or alleged libel, obscenity, invasion of civil rights, invasion of privacy, copyright infringement, violation of trademark, trademark dilution, or any other claim, including but not limited to text, illustration, advertising or any other subject matter, provided such claims are based on matters which were contained in the copy or other materials provided to Donnelley by Publisher and are not based on any unauthorized deletions, omissions, errors changes or additions to such copy or other materials by Donnelley. (“Donnelley Infringement Claims”)

The party seeking indemnification shall promptly notify the other party of such claims. The cost of such defense shall be borne by the indemnifying party. At indemnifying party’s option, indemnifying party may assume the handling, settlement or defense of any such claim or litigation, in which event indemnified party shall cooperate in the defense thereof, and indemnifying party’s obligation with respect thereto shall be holding indemnified party harmless from any damages awarded on account of such claim or any settlement thereof made and approved by indemnifying party. Indemnified party shall have the right to participate in such litigation, at its expense, through counsel selected by indemnified party. Indemnified party shall not have to consent against its reasonable commercial judgment to any settlement that includes an admission of civil or criminal wrong doing in order to obtain or maintain its indemnification rights hereunder.

The indemnified party shall not settle or compromise any claim without the consent of the indemnifying party, such consent not to be unreasonably withheld.

ACCESS

Publisher’s authorized employees, approved by Donnelley (and Donnelley shall not unreasonably withhold such approval) shall have the right to enter the pressroom and other relevant areas of the manufacturing plant during working hours and under the reasonable control and supervision of Donnelley, to check and verify Donnelley’s conformance with the quality, specifications and production schedule set forth in this Agreement.

WORK STOPPAGES

Neither Donnelley nor Publisher shall be liable for delays or non-performance of this Agreement occasioned by strikes, fires, accidents, acts of God, terrorism, civil disobedience, or by like causes beyond their control including, but not limited to, the unavailability of materials, purchased services, utilities or fuel (“Force Majeure”). In the event of a stoppage or delay by Donnelley resulting from any such Force Majeure, Donnelley shall perform such parts of the work as Donnelley is capable of performing, and in that event Publisher shall be entitled to place any other part of the work elsewhere. Donnelley shall be obligated and entitled to resume the same as promptly as practicable consistent with Publishers reasonable contractual commitments to other suppliers. In the event of any such delay or non-performance, Donnelley shall use its best efforts to perform the work at a different printing plant, and in all such events, at no additional cost to the Publisher. In the event that any delay or non-performance results in Donnelley’s inability to perform the work for a period of two years or more, Publisher may terminate this Agreement with regard to that portion of the work that is affected without paying termination charges.

American Media, Inc. WEEKLIES / AMI COUNTRY MUSIC	Page 15 June 11, 2002

WORK STOPPAGES (continued)

Except as specifically set forth above, the party suffering a Force Majeure shall be excused from performance of this Agreement and its obligations and responsibilities hereunder during the period of the Force Majeure. Provided, however, that Publisher shall continue to be obligated to pay Donnelley’s invoices for completed work as they become due, regardless of any Force Majeure.

CHANGE IN MEDIUM

In the event that Publisher changes the medium used for Publisher’s products, Donnelley shall be entitled, but not obligated, to produce the work for Publisher in the new medium during the remaining term of this Agreement provided that Donnelley’s prices are, in Publisher’s reasonable discretion, competitive with the market for the new medium at the time Publisher makes such change. Donnelley will work with Publisher to develop a mutually acceptable plan regarding production of the product(s) in the new medium. In the event that Publisher and Donnelley do not agree on terms and conditions for Donnelley to continue producing Publisher’s products in the new medium, Publisher shall have the right to terminate this agreement.

In addition, if the affected product(s) is *** Publisher shall be obligated to pay Donnelley the proportionate share of Termination Charges set forth in Exhibit G. (“Change in Medium Proportionate Share”). For purposes of this Agreement, the Change in Medium Proportionate Share will be calculated from the date of notice based upon the average print count of that title produced in the preceding *** as a proportion of the average print count of all of the *** produced in the preceding ***. For example, if the affected title(s) is X, and the total of *** is Y, then the PROPORTIONATE SHARE will be X divided by Y.

TECHNOLOGY

Donnelley agrees to make all reasonable effort to improve the quality and efficiency of the work and to keep abreast of developments in the graphic arts. Donnelley shall notify Publisher of any new processes or equipment which it believes may improve or enhance the production of Publisher’s work. In the event Publisher wishes to have such processes or equipment applied to Publisher’s work, the terms and conditions as to the implementation of such changes shall be subject to the mutual agreement of the parties.

In the event that Donnelley utilizes a new technological breakthrough to produce Publisher’s work on or after *** assuming that the parties have mutually agreed upon the terms and conditions as to implementing such new technology pursuant to the above paragraph, Donnelley shall share with Publisher ***% of the manufacturing cost savings that result from its use of such breakthrough. Publisher’s share of Donnelley’s costs of developing and implementing any such new breakthroughs will be added to the Termination Charges (Exhibit G) at the time of the investments, straight-line amortized over the remaining term of the Agreement.

***	Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

American Media, Inc. WEEKLIES / AMI COUNTRY MUSIC	Page 16 June 11, 2002

DISCONTINUANCE OF PUBLICATION

Should Publisher decide to discontinue the publication of any of the Magazines without publishing any successors, whether titled the same or not, Publisher shall use its best efforts to give Donnelley 90 days advance written notice of such decision. Without limiting the foregoing, if the affected Magazine is *** Publisher shall be obligated to pay the proportionate share of Termination Charges set forth in Exhibit G (“Discontinuance of Publication Proportionate Share”) and for work done or in process and not the subject of a good faith dispute. In addition, Publisher shall reimburse Donnelley for costs that Donnelley cannot avoid through reasonable effort, relating to the purchase of materials specifically identified to the printing of the discontinued Magazine(s) and are not utilized by Donnelley for other titles. Publisher shall incur no further liability to Donnelley for discontinuance of any publication, regardless of title.

For purposes of this Agreement, the Discontinuance of Publication Proportionate Share will be calculated from the date of notice based upon the average print count of that title produced in the preceding *** as a proportion of the average print count of all of the *** produced in the preceding ***. For example, if the affected title(s) is X, and the total of *** is Y, then the PROPORTIONATE SHARE will be X divided by Y.

SALE OF PUBLICATION

For purposes of this Agreement, Sale of Publication is defined as (i) the transfer, by sale, acquisition or otherwise, of any Magazine, whether titled the same or not, covered by this Agreement; (ii) the transfer, by purchase, merger, acquisition or otherwise, of all or substantially all of Publisher’s assets; or (iii) the transfer, whether by acquisition, merger, sale, tender offer or otherwise, of a controlling interest in American Media, Inc. or American Media Operations, Inc.

In the event of a Sale of Publication, Publisher shall give Donnelley written notice as soon as practicable, consistent with Publisher’s non-disclosure obligations stating the name of the prospective purchaser and the proposed date of sale. Thereafter and whether or not Donnelley shall consent to an assignment as hereinafter provided, Publisher shall keep Donnelley fully advised of the progress of any such proposed sale, subject to Publisher’s non-disclosure obligations, and Donnelley shall keep such information confidential. Within 60 days after receipt of such notice, Donnelley shall advise Publisher in writing as to whether Donnelley will consent to an assignment of Publisher’s rights and obligations under this Agreement to the prospective purchaser. If Donnelley shall consent, Publisher shall use its best efforts to require the purchaser concurrently with the consummation of such sale, to assume all of Publisher’s obligations under this Agreement or such portion thereof as relates to the publication being sold by an instrument in writing satisfactory to Donnelley.

However, in the event the purchaser does not agree to assume this Agreement with regard to all or any particular portion of the work, or Donnelley does not consent to the assignment by Publisher to the prospective purchaser, and in the event the Magazine(s) affected by the sale are ***, Publisher shall pay Donnelley the proportionate share of termination charges set forth in Exhibit G (“Sale of Publication Proportionate Share”). If titles other than *** are sold, then no Termination Charges shall be due and Publisher shall have no further liability to Donnelley with respect to those titles.

***	Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

American Media, Inc. WEEKLIES / AMI COUNTRY MUSIC	Page 17 June 11, 2002

SALE OF PUBLICATION (continued)

For purposes of this Agreement, the Discontinuance of Publication Proportionate Share will be calculated from the date of notice based upon the average print count of that title produced in the preceding *** as a proportion of the average print count of all of the *** produced in the preceding ***. For example, if the affected title(s) is X, and the total of *** is Y, then the PROPORTIONATE SHARE will be X divided by Y.

Donnelley shall consent to a full or partial assignment of this Agreement as long as the prospective purchaser is, in Donnelley’s reasonable judgment, at least as credit-worthy as Publisher, or if Publisher guarantees the performance of the prospective purchaser by a written instrument that is acceptable to Donnelley. Donnelley’s consent shall not be unreasonably withheld.

Donnelley’s consent to an Assignment of this Agreement with respect to one or more Magazines, shall relieve Publisher from its responsibilities and obligations under this Agreement (except for any guaranty obligations undertaken by Publisher pursuant to the preceding paragraph) with respect to the Magazine(s) at issue. If Donnelley shall not consent to the assignment by Publisher to such prospective purchaser, this Agreement shall terminate with respect to the Magazine(s) at issue upon the first to occur of the following events and Publisher shall pay Donnelley applicable Termination Charges, if any: (i) the consummation of such sale, or (ii) the expiration of 180 days after Donnelley advises Publisher that Donnelley will not consent to the proposed assignment, unless within such 180 days period Publisher notifies Donnelley that Publisher does not propose to consummate such sale.

ASSIGNMENT

Except as otherwise set forth in this Agreement, neither party to this Agreement shall assign any right or rights hereunder without the prior written consent of the other party, except that we may assign payments due us to our wholly-owned subsidiaries without consent. Subject to this consent, this Agreement shall inure to the benefit of and shall bind the successors and assigns of the parties hereto.

INSURANCE

Donnelley will carry at its expense fire, sprinkler leakage and extended coverage insurance, subject to the usual exclusion, limitations, and conditions of such policies on the actual cash value (which is defined as replacement cost minus functional depreciation) of all Donnelley materials, work in process, and all production completed and not shipped, and on the actual cash value of all positives, copy, artwork, paper and other materials furnished by Publisher while in Donnelley’s care, custody and control. If Publisher’s property is damaged as a result of an insured peril under the applicable insurance policy, then, at Donnelley’s option, Donnelley will either replace Publisher’s damaged property or reimburse Publisher for the actual cash value of the damaged property. If Donnelley elects to reimburse Publisher for the damaged property’s actual cash value, the amount payable to Publisher shall be limited to the proceeds of such policy plus any related deductible, if any, applied to the claim for damage to Publisher’s property. For positives and other media Donnelley’s insurance coverage and Donnelley’s liability shall be limited to the cost of blank film or other media and the cost of duplication from an original or other copy.

PASSING OF TITLE

Title and possession shall pass to Publisher upon delivery or upon the date of final invoicing, whichever is earlier, f.o.b. Donnelley’s final plant of manufacture.

***	Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

American Media, Inc. WEEKLIES / AMI COUNTRY MUSIC	Page 18 June 11, 2002

GOVERNING LAW

This Agreement shall be governed by the laws of the State of Illinois.

TERMINATION FOR CAUSE

Subject to the Arbitration provision, below, Publisher shall have the right to terminate this Agreement with regard to the Magazine(s) affected by the causes described below without paying termination charges, or otherwise incurring liability, in the following circumstances and under the following conditions:

(i) Performance

In the event that Publisher claims Donnelley has materially breached a standard of performance, delivery or quality required by this Agreement, then Publisher shall promptly notify Donnelley in writing, setting forth with reasonable specificity the nature of the breach. Provided Donnelley does not dispute the alleged breach or its responsibility therefor, Donnelley shall promptly initiate action to cure the alleged breach. If Publisher claims Donnelley has committed repeated, material breaches of this Agreement that have remained uncorrected given the nature of the problem, equipment changes required or other related conditions, or if Donnelley fails to promptly initiate action to cure the alleged breach, or if there is a single catastrophic breach that results in a substantial and irreparable injury to Publisher’s reputation, goodwill or continuing operations, then upon not less than 180 days prior written notice, Publisher shall have the right to terminate this Agreement with regard to the Magazine which has been the subject of such breach(es). Donnelley shall continue to perform during the 180-day period and shall cooperate in the transition to a new printing supplier.

Notwithstanding the foregoing, if Donnelley and Publisher agree on a remedy for a breach committed by Donnelley, Publisher may not use the subject breach as a basis for termination for cause under this section.

To use a breach of performance or quality as a basis for termination for cause, the breach of performance or quality must not have arisen solely due to defects in materials supplied by Publisher or any third party suppliers of Publisher. To use a breach of delivery as a basis for termination for cause, none of the delays must have been the result of a cause specified in the Work Stoppages clause of this Agreement, or the result of Publisher’s delay in furnishing Donnelley with any materials required to be furnished by Publisher hereunder.

(ii) Failure to provide adequate assurances

In the event that Donnelley has failed to provide adequate assurance of performance pursuant to the Right To Adequate Assurances provision, Publisher may terminate this Agreement with regard to the Magazine(s) or portions of Magazine(s) for which Donnelley fails to provide such adequate assurance of performance.

(iii) Failure to comply with Location of Work section

In the event that Donnelley fails to comply with its obligations under the Location of Work provision, Publisher may terminate this Agreement with regard to the Magazine(s) or portions of Magazine(s) that have been improperly relocated.

American Media, Inc. WEEKLIES / AMI COUNTRY MUSIC	Page 19 June 11, 2002

TERMINATION FOR CAUSE (continued)

(iv) Arbitration

In the event that Donnelley disputes Publisher’s claim of breach, or if Publisher disputes whether Donnelley has adequately cured such breach, or if Publisher claims that Donnelley has failed to provide adequate assurance of performance, or if the parties are otherwise in dispute about whether

Publisher is entitled to terminate for cause, then the issue of whether Publisher is entitled to terminate for cause shall be submitted to binding arbitration before a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and the proceedings shall be expedited so as to be completed within 60 days of the arbitration demand. The arbitrators may award declaratory relief only. In the event that the Arbitrators decide in Publisher’s favor, this Agreement shall be deemed terminated 180 days after issuance of the Arbitrator’s award. Donnelley shall continue to produce the work during such 180-day period.

TERMINATION CHARGES

In the event this Agreement or portion thereof is terminated by Publisher for any reason allowed by this Agreement pursuant to the Change in Medium, Discontinuance, or Sale of Publication clauses, Publisher shall pay Donnelley the Termination Charges or proportion thereof specified in Exhibit G, and shall have no further liability to Donnelley. Publisher shall not be entitled to terminate this Agreement for any other reason, except those set forth in the Termination for Cause, or Work Stoppages sections, above.

WAIVER

No waiver by either party hereto of any default by the other in the strict and literal performance of or compliance with any provision, condition, or requirement herein shall be deemed to be a waiver of, or in any manner release such other party from, strict compliance with any provision, condition or requirement in the future; nor shall any delay or omission of either party to exercise any right of termination or other right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Except when otherwise expressly stated, no remedy expressly granted herein to either party in the event of a default by the other shall be deemed to exclude any other remedy which would otherwise be available.

NO JOINT VENTURE

Nothing herein contained shall in any way constitute a partnership between, or joint venture by, the parties hereto or be construed to evidence the intention of the parties to constitute such. Neither of the parties shall hold itself out contrary to the terms of this paragraph by advertising or otherwise, and neither party shall be or become liable or bound by any representation, act or omission whatsoever of the other party contrary to the provisions of this paragraph.

ADDITIONAL REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants that (i) it is a corporation validly existing in good standing under the laws of its jurisdiction of incorporation; (ii) it has full and sole authority and ability to enter into and perform its obligations under this Agreement; (iii) the execution, delivery and performance of this Agreement by it shall not breach or violate its articles of incorporation, bylaws, partnership agreement, or other charter documents, as the case may be, or breach or violate or require the consent of any person under any contract, permit, judgment, order, law, regulation or other requirement application to it, to which it is a party or by which any of its assets are bound; and (iv) the individual signing this Agreement on its behalf has full authority to sign the Agreement and to bind it fully to the Agreement.

American Media, Inc. WEEKLIES / AMI COUNTRY MUSIC	Page 20 June 11, 2002

EXHIBITS

This Agreement includes the following Exhibits(s), which are attached hereto and made a part hereof:

EXHIBIT A – PRICE SCHEDULE

EXHIBIT A.1 – PRICE SCHEDULE

EXHIBIT B – PRODUCTION SCHEDULE

EXHIBIT C – ROLL SPECIFICATIONS AND SHIPPING INSTRUCTIONS

EXHIBIT D – HOLIDAY SCHEDULE

EXHIBIT E – MANUFACTURING PLAN

EXHIBIT F – DISTRIBUTION ANALYSIS

EXHIBIT G – TERMINATION CHARGES

EXHIBIT H – EXCESSIVE WEB BREAKS

EXHIBIT I – SPECIFICATIONS

EXHIBIT J – PAPER STORAGE

EXHIBIT K – PRICING ANALYSIS

CAPTIONS

The captions on this Agreement have been placed thereon for the mere convenience of the parties hereto, and shall not be considered in any question of interpretation or construction of this Agreement.

NOTICES

All notices here provided for or which may be given in connection with this Agreement shall be in writing and shall be sent by United States Registered Mail, postage prepaid, return receipt requested; if given by Donnelley shall be addressed to, AMERICAN MEDIA, INC., 5401 Northwest Broken Sound Blvd., Boca Raton, Florida 33487 attention Vice President of Manufacturing, or at such other address as Publisher by written notice shall have specified for that purpose; and if given by Publisher, shall be addressed to Donnelley at 77 West Wacker Drive, Chicago, Illinois 60601-1696, attention Corporate Secretary, or at such other address as Donnelley by written notice to Publisher shall have specified for that purpose.

American Media, Inc. WEEKLIES / AMI COUNTRY MUSIC	Page 21 June 11, 2002

EXECUTION

This Agreement shall be executed in duplicate counterparts, one of which shall be delivered to each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed by their respective duly authorized officers, as of the day and year written below.

Executed by AMERICAN MEDIA, INC.

At New York City, NY 6/11/02

By	/s/ DAVID PECKER - Chairman & CEO
(Title)

Executed by R.R. DONNELLEY & SONS COMPANY

At Chicago, Illinois 6/11/02

By	/s/WILLIAM L. DAVIS
(Title)